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                                                           Page 11 of 18 Pages


                                                                     EXHIBIT 1

                             JOINT FILING AGREEMENT

         The Joint Filing Agreement (the "Agreement") is made and entered into as of the 5th day of January, 2001, by and among the undersigned parties.

         In accordance with the Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A (including amendments thereto) with respect to the common stock of U.S. Vision, Inc., a Delaware corporation, hereby appoint George E. Norcross, III as the person authorized to receive notices with respect to such filing, and further agree that this Agreement be included as an exhibit to such joint filing (including amendments thereto). Each of the persons named below acknowledges that the information contained in the Statement on Schedule 13D/A (including any amendments thereto) respecting such person is complete and accurate in all material respects and that such person does not know and has no reason to believe that the information respecting any other person named below is inaccurate.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          /s/ George E. Norcross
                                          --------------------------------
                                          George E. Norcross, III

                                          /s/ Sandra T. Norcross
                                          --------------------------------
                                          Sandra T. Norcross

                                          /s/ Joseph J. Roberts, Jr.
                                          --------------------------------
                                          Joseph J. Roberts, Jr.


                                          INDIANA PACIFIC CAPITAL TRUST

                                          By: /s/ Philip A. Norcross
                                          --------------------------------
                                          Philip A. Norcross
                                          Trustee

                                           /s/ Philip A. Norcross
                                          --------------------------------
                                          Philip A. Norcross